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                                                                    EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the registration statement on Form S-4 of Johnson & Johnson of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28, 2001) included in Inverness Medical Technology, Inc.'s Form 10K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

October 18, 2001